Ex. 10.1

FIRST AMENDMENT TO
MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

This First Amendment to Membership Interest Purchase and Sale Agreement (this “Amendment”) is made and entered into as of June 26, 2026 (the “Amendment Date”), by and between CONTANGO SILVER & GOLD INC., formerly known as CONTANGO ORE, INC., a Delaware corporation (“Buyer”), and CRH FUNDING II PTE. LTD., a Singapore private limited corporation (“Seller”). Buyer and Seller sometimes are referred to in this Agreement collectively as the “Parties” and each individually as a “Party.” Capitalized terms used but not defined in this Amendment will have the meanings given to such terms in the Original MIPA (defined below).

RECITALS

WHEREAS, Buyer and Seller entered into that certain Membership Interest Purchase and Sale Agreement, dated as of August 24, 2021 (the “Original MIPA” and as amended by this Amendment, the “MIPA”);

WHEREAS, Buyer paid the Seller US$6,250,000 in cash on February 25, 2022, in full satisfaction of its obligations under that certain Secured Promissory Note, dated August 24, 2021, in the original principal amount of US$6,250,000, (the “Promissory Note”); and

WHEREAS, the Parties desire to amend the Original MIPA in accordance with Section 10.13, as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
The words “Exhibit E Form of Assignment and Assumption Agreement” under “EXHIBITS” under the “TABLE OF CONTENTS” of the Original MIPA are hereby deleted and replaced with the word “Exhibit E [Reserved.]”.
2.
The definitions “Change of Control”, “Final Milestone Date”, and “Intermediate Milestone Date” in Section 1.1 of the Original MIPA are hereby deleted in their entirety.
3.
The following new definitions shall be added to Section 1.1 of the Original MIPA:

“Additional Consideration” is defined in Section 2.2(b).

“Additional Consideration Date” is defined in Section 2.2(b).

“Daily Volume Limitation” is defined in Section 2.2(b).

“NYSE” means the New York Stock Exchange.

4.
The definition of “Indemnity Cap” in Section 1.1 of the Original MIPA is hereby deleted in its entirety and replaced in its entirety with the following:

“Indemnity Cap” means (i) with respect to claims arising out of or related to Seller Fundamental Representations and representations of Seller made under Section 3.18, one hundred percent of the aggregate Purchase Price paid or payable by Buyer to Seller pursuant to the terms of Section 2.2(b), subject only to offset in accordance with Section 8.5(c)(i) and (ii) with respect to all other claims, fifty percent of the aggregate Purchase Price paid or payable by Buyer to Seller pursuant to the terms of Section 2.2(b), subject only to offset in accordance with Section 8.5(c)(i).

5.
The definition of “VWAP” in Section 1.1 of the Original MIPA is hereby deleted in its entirety and replaced in its entirety with the following:

“VWAP” means volume-weighted average price.

6.
Section 2.2(b) of the Original MIPA is hereby deleted and replaced in its entirety by the following:

“(b) Additional Consideration.

(i) As soon as reasonably practicable following the execution of this Agreement, but in no event later than July 6, 2026 (the “Additional Consideration Date”), Buyer will pay to Seller additional consideration (the “Additional Consideration”) as follows:

A. US$5,000,000, by wire transfer of immediately available funds; and

B. 100,000 newly issued shares of common stock, par value US$0.01, of Buyer (the “Common Stock”).”

(ii) Notwithstanding any other provision of this Agreement, Seller hereby agrees that, following the Additional Consideration Date, the Seller shall not sell, transfer, or otherwise dispose of any shares of Common Stock acquired pursuant to this Agreement on the NYSE in an amount exceeding ten percent (10%) of the average daily trading volume of the Common Stock on the NYSE on any given trading day (the “Daily Volume Limitation”). For purposes of this Section 2.02(b), “average daily trading volume” shall mean the average daily trading volume of the Common Stock as reported by the NYSE for the twenty (20) consecutive trading days immediately preceding the date of the proposed sale or disposition. The Daily Volume Limitation shall apply to all sales, transfers, or dispositions effected by the Seller, whether directly or indirectly through any broker, dealer, market maker, or other intermediary, and whether executed in a single transaction or in a series of transactions on the same trading day. The Seller shall not circumvent the Daily Volume Limitation by effecting sales through any affiliate, related party, or other person or entity acting in concert with, or at the direction of, the Seller.

(iii) Buyer agrees to use reasonable best efforts to file with the United States Securities and Exchange Commission an “automatic shelf registration statement”, as defined in Rule 405, and pursuant to Rule 462(e), of the 1933 Act, on Form S-3 to register the Common Stock issuable as part of the Additional Consideration as soon as reasonably practicable and in any event no later than ten (10) Business Days after the Additional Consideration Date.

7.
Section 2.2(c) of the Original MIPA is hereby deleted and replaced in its entirety by the following:

“(c) [Reserved.]”

8.
Section 2.2(d) of the Original MIPA is hereby deleted and replaced in its entirety by the following:

“(d) [Reserved.]”

9.
Section 2.2(e) of the Original MIPA is hereby deleted and replaced in its entirety by the following:

“(e) Share Consideration Limitation. In the event the shares of Common Stock issued pursuant to Section 2.2(b)(ii) will result in Seller owning more than 9.9% of Buyer, then Buyer shall have the option, in its sole discretion, to pay Seller cash or immediately available funds for the amount of shares of Common Stock (valued at the VWAP for each of the thirty trading days immediately prior to the Additional Consideration Date) that would cause Seller to own more than 9.9% of Buyer shall instead be paid in cash.”

10.
Section 2.2(f) of the Original MIPA is hereby deleted and replaced in its entirety by the following:

“(f) [Reserved.]”

11.
Section 2.2(g) of the Original MIPA is hereby deleted and replaced in its entirety by the following:

“(g) Security. The Buyer’s obligations to the Seller under the Promissory Note and the Additional Consideration described in Section 2.2(b) shall be secured by the Buyer’s pledge to the Seller under the Pledge Agreement. Upon payment of the Additional Consideration, the Pledge Agreement shall be released and terminated.”

12.
The words “milestone-based consideration” in Section 2.7 of the Original MIPA is hereby deleted and replaced with the words “Additional Consideration”.

13.
Section 7.9 of the Original MIPA is hereby deleted and replaced in its entirety by the following:

“Section 7.9 Exploration Covenant. Buyer shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to budget and spend: (a) at least US$5,000,000 on Exploration Expenditures during the eighteen month period following the Closing Date, and (b) aggregate Exploration Expenditures (taking into account all Exploration Expenditures contemplated in subclause (a) above) of at least US$10,000,000 on or before the thirty-six (36) month anniversary of the Closing Date, on the Lucky Shot Project for the purposes of expanding the Total Resource. For the avoidance of doubt, commercially reasonable efforts shall take into account the results of all drilling activities, ability to obtain all required permits for exploration of the Lucky Shot Project and the ability of Buyer to raise capital or funding required to fund such exploration efforts.”

14.
Section 10.5 of the Original MIPA is hereby deleted and replaced in its entirety by the following:

“Section 10.5 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be transferred, assigned, pledged or hypothecated by any Party, by operation of law or otherwise, without the express written consent of each other Party (which consent may be granted or withheld in the sole discretion of each such Party); provided that:

(a) following such time that Buyer has made (i) aggregate Exploration Expenditures required under Section 7.9 and (ii) additional exploration, mining and development expenditures on the Lucky Shot Project (excluding general and administrative expenses related to day-to-day operations of Buyer that are not directly related to the Lucky Shot Project) of at least US$5,000,000 (for an aggregate of at least US$15,000,000 when added to the amount expended under Section 7.9), Buyer may assign its rights and obligations under this Agreement, or any part thereof, to the Company without the consent of any other Party, pursuant to an assignment and assumption agreement, in the form attached hereto as Exhibit F, provided that (i) the obligations set forth in Sections 2.2(b) have been secured against the assets of the Company that do not require third-party consents by a deed of trust and security agreement for the benefit of Seller, in the form attached hereto as Exhibit G and (ii) the Company shall agree as part of the assignment not to transfer or assign any material portion of its assets, including any portion of the Lucky Shot Project, unless as a condition to such transfer the transferee agrees to pay the consideration under Section 2.2 hereof (it being understood that, such assignment shall release Buyer of its obligations hereunder, including, without limitation, under Section 2.2 hereof, whereupon each other Party shall look only to the Company for the performance thereof); further, upon such assignment, the obligation to issue Common Stock for the payment of any consideration under Section 2.2(b) shall be replaced by the obligation to pay by wire transfer of immediately available funds in the amounts thereof; and

(b) prior to satisfaction of Buyer’s obligations under Section 10.5(a), Buyer may assign all or part of its rights under this Agreement to one or more Affiliates of Buyer without any such consent (it being understood that such assignment shall not release Buyer of any of its obligations hereunder). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns.”

15.
The third recital of the FORM OF PLEDGE AND SECURITY AGREEMENT at EXHIBIT B of the Original MIPA is hereby deleted and replaced in its entirety by the following:

“WHEREAS, as a condition to the closing of the Purchase, the Debtor is required to enter into this Agreement to secure the obligations of the Debtor under the Note and the additional consideration described in Section 2.2(b) of the Purchase Agreement (the “Additional Consideration”).”

16.
The words “Milestone Payments” in the definition of “Obligations” in Section 1 of the FORM OF PLEDGE AND SECURITY AGREEMENT at EXHIBIT B of the Original MIPA are hereby deleted and replaced with the words “Additional Consideration”.
17.
Section 10 of the FORM OF PLEDGE AND SECURITY AGREEMENT at EXHIBIT B of the Original MIPA is hereby deleted and replaced in its entirety by the following:

“10. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Debtor without the prior written consent of the Secured Party.

18.
EXHIBIT E of the Original MIPA is hereby deleted and replaced in its entirety by the following:

“EXHIBIT E

[Reserved.]”

19.
The words “Sections 2.2(b) and 2.2(c)” in Section 4 of the FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT at EXHIBIT F of the Original MIPA are hereby deleted and replaced with the words “Section 2.2(b)”.
20.
The words “or (c)” in Section 5 of the FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT at EXHIBIT F of the Original MIPA are hereby deleted in their entirety.
21.
The definition of “Milestone Payments” in Section 1.01 of ARTICLE I of the FORM OF DEED OF TRUST AND SECURITY AGREEMENT at EXHIBIT G of the Original MIPA is hereby deleted in its entirety and replaced in its entirety with the following (to precede the definition of “Assignment”):

Additional Consideration shall mean the additional consideration described in Section 2.2(b) of the Purchase Agreement, in an amount up to US$7,000,000 on the terms and conditions therein.

22.
The definition of “Obligations” in Section 1.01 of ARTICLE I of the FORM OF DEED OF TRUST AND SECURITY AGREEMENT at EXHIBIT G of the Original MIPA is hereby deleted in its entirety and replaced in its entirety with the following:

Obligations shall mean any indebtedness and the performance of all obligations of the Grantor to the Beneficiary, acquired directly or by assignment or otherwise, liquidated or unliquidated, arising under Section 2.2(b) of the Purchase Agreement and the Assignment, as may be amended from time to time, including, without limitation, the Additional Consideration.

23.
The word “Milestone Payments” in the definition of “Purchase Agreement” in Section 1.01 of ARTICLE I of the FORM OF DEED OF TRUST AND SECURITY AGREEMENT at EXHIBIT G of the Original MIPA is hereby deleted and replaced with the words “Additional Consideration”.
24.
Except as set forth in this Amendment, all other terms and conditions of the Original MIPA shall remain the same and in full force and effect and shall be applicable to this Amendment as if a part thereof. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (“pdf”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the Amendment Date.

SELLER:

CRH FUNDING II PTE. LTD.

By:	/s/ Greg Armstrong
Name:	Gregory Armstrong
Title:	Authorized Person

BUYER:

CONTANGO SILVER & GOLD INC.

By:	/s/ Rick Van Nieuwenhuyse
Name:	Rick Van Nieuwenhuyse
Title:	Chief Executive Officer

[Signature Page to First Amendment to Membership Interest Purchase and Sale Agreement]